Exhibit 99.6

CONSENT OF DAVENPORT & COMPANY LLC

We hereby consent to the use of our opinion letter dated July 26, 2007, to the Board of Directors of FNB Corporation included as Annex E to the joint proxy statement/prospectus that is a part of the Registration Statement on Form S-4 relating to the proposed merger of FNB Corporation and Virginia Financial Group, Inc., and to the references to such letter and to our firm in such proxy statement/prospectus.

In giving such consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

Sincerely,

DAVENPORT & COMPANY LLC

Robert F. Mizell, CFA
Executive Vice President

Dated: September 20, 2007